EXECUTION VERSION

Exhibit 10.05

EXPLANATORY NOTE:  This Amendment No. 2 to Warrant Agreement was entered into between the Company and the Warrant Agent in order to facilitate the purchase of warrants in the secondary market by certain financial institutions subject to the Bank Holding Company Act of 1956, as amended, which institutions could, in certain circumstances, otherwise have been deemed to have been restricted in such purchase.

AMENDMENT NO. 2 TO WARRANT AGREEMENT
This Amendment No. 2 to Warrant Agreement (this “Amendment”) is dated as of November 10, 2017 and is made by and among Voya Financial, Inc. (formerly known as ING U.S., Inc.), a Delaware corporation (the “Company”) and Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (collectively, the “Warrant Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Warrant Agreement, dated May 7, 2013 and amended by Amendment No. 1 thereto, dated as of May 22, 2017 (as so amended, the “Warrant Agreement”), between the Company and the Warrant Agent.
WHEREAS, the Warrant Agreement was duly executed and delivered by the Company and the Warrant Agent and constitutes the valid and binding agreement of the Company and the Warrant Agent, enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; the Warrant Agreement remains in full force and effect as of the date hereof; and as of the date hereof there have been no adjustments to the Exercise Price or the Number of Shares or other adjustments pursuant to Article 6 of the Warrant Agreement;
WHEREAS, the Company and the Warrant Agent wish to amend the Warrant Agreement as set forth herein; and
WHEREAS, Section 7.03(a) of the Warrant Agreement provides that certain amendments to the Warrant Agreement may be made by the Company and the Warrant Agent in writing;
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendments to the Warrant Agreement.

(a)	Section 1.01 of the Warrant Agreement is hereby amended by adding the following new definitions:

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““BHCA” means the Bank Holding Company Act of 1956, as amended.”
““BHC Ownership Certificate” means a certificate from a Warrantholder certifying that it is a BHC Warrantholder and setting forth, as of the date of such certificate, the number of shares of Common Stock that such BHC Warrantholder owns, within the meaning of the BHCA, without giving effect to its ownership, or any exercise and settlement of, its Warrants.
““BHC Warrantholder” means any Warrantholder that (x) is subject to the BHCA and (y) has determined it may not own or control more than 4.99% of any class of voting securities, within the meaning of the BHCA, of the Company.”

(b)	Section 3.10 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“Section 3.10. Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, except Section 3.11 to the extent that such Section would not permit a Warrantholder to take delivery of shares of Common Stock that would be deliverable after applying the limitations set forth in this Section 3.10, and subject to Section 3.12, no Warrantholder shall be entitled to take delivery of any shares of Common Stock deliverable hereunder, including following any automatic exercise of Warrants hereunder, to the extent (but only to the extent) that, after such receipt of any shares of Common Stock upon the exercise of any Warrant or otherwise hereunder, (i) the Section 16 Percentage would exceed 9.0%, or (ii) the Share Amount would exceed the Applicable Share Limit. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Section 16 Percentage would exceed 9.0%, or (ii) the Share Amount would exceed the Applicable Share Limit. If any delivery owed to a Warrantholder hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery shall not be extinguished (regardless of whether the Expiration Date shall have occurred) and, notwithstanding the occurrence of the Expiration Date or anything else to the contrary herein, the Company shall make such delivery sixty-one (61) days after the earlier of (A) such Warrantholder giving notice to Company (i) that after such delivery, (x) the Section 16 Percentage would not exceed 9.0% and (y) the Share Amount would not exceed the Applicable Share Limit or (ii) requesting such delivery, or (B) the 90th day following the Expiration Date. The foregoing provisions shall not apply, however, and any delivery of shares of Common Stock made to the Warrantholder pursuant to the exercise of any Warrant shall be deemed valid and not subject to limitation under this Section 3.10, if the Company has not received notice from the Warrantholder of a limitation under this Section

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3.10 on or prior to the fifth Business Day prior to such delivery; provided, however, that in the case of a delivery of shares of Common Stock pursuant to an automatic exercise, the Company shall provide the Warrantholders with notice of such delivery at least ten Business Days prior to such delivery.”

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(c)	The following new Section 3.11 is hereby added to the Warrant Agreement:

“Section 3.11. Limit on BHC Warrantholder Ownership. Notwithstanding any other provisions hereof, except Section 3.10 to the extent that such Section would not permit a Warrantholder to take delivery of shares of Common Stock that would be deliverable after applying the limitations set forth in this Section 3.11, and subject to Section 3.12, no BHC Warrantholder shall be entitled to take delivery of any shares of Common Stock deliverable hereunder, including following any automatic exercise of Warrants hereunder, to the extent that, after such receipt of any shares of Common Stock upon the exercise of any Warrant or otherwise hereunder, such BHC Warrantholder’s aggregate ownership of Common Stock would exceed 4.90% of the shares of Common Stock then outstanding. If at any time a BHC Warrantholder delivers to the Company a BHC Ownership Certificate, such BHC Warrantholder shall be entitled to take delivery of any shares of Common Stock otherwise deliverable hereunder, including following any automatic exercise of Warrants hereunder, only to the extent provided in the fourth sentence of this Section 3.11. Each BHC Warrantholder may deliver to the Company an updated BHC Ownership Certificate from time to time following delivery of its initial BHC Ownership Certificate hereunder. On the applicable Settlement Date or, if later, the date that is five Trading Days after receipt of any BHC Ownership Certificate provided in accordance with this Section 3.11, the Company shall deliver to the BHC Warrantholder a number of shares of Common Stock equal to the lesser of (i) the number of shares of Common Stock to which the BHC Warrantholder is entitled pursuant to this Warrant Agreement that have not been delivered to the BHC Warrantholder and (ii) the number of shares of Common Stock that, when added to the number of shares of Common Stock set forth in the latest BHC Ownership Certificate from such BHC Warrantholder, equals 4.90% of the shares of Common Stock outstanding as of such applicable Settlement Date (or, if applicable, such later Trading Day). In calculating the number of shares of Common Stock described in clause (ii) of the preceding sentence, the Company shall be entitled to estimate the number of shares of Common Stock outstanding on the relevant date, which estimation shall be conclusive for all purposes absent material error. On the 150th day following the Expiration Date, if any delivery owed to a BHC Warrantholder hereunder has not been made, in whole or part, as a result of this provision, the Company’s obligation to make such delivery shall be permanently extinguished. This Section 3.11 shall not apply, however, and any delivery of shares of Common Stock made to a BHC Warrantholder pursuant to the exercise of any Warrant shall be deemed valid and not subject to limitation under this Section 3.11, if the Company has not received a BHC Ownership Certificate from such BHC

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Warrantholder on or prior to the fifth Business Day prior to such delivery. The Company shall incur no liability or responsibility to any BHC Warrantholder for any action taken by the Company pursuant to this Section 3.11, except as a result of the Company’s gross negligence.”

(d)	The following new Section 3.12 is hereby added to the Warrant Agreement:
“Section 3.12. Ownership Limitations. In connection with any exercise of Warrants (including any automatic exercise of Warrants, but only if the Company has provided the relevant Warrantholder with notice of such automatic exercise at least ten Business Days prior to any delivery of shares to such Warrantholder pursuant to such automatic exercise), (i) unless a Warrantholder shall have provided the Company, on or prior to the fifth Business Day prior to delivery of any shares of Common Stock pursuant to such exercise, with the notice described in the last sentence of Section 3.10, such Warrantholder shall be deemed to have represented to the Company and the Warrant Agent that Section 3.10 does not apply to the delivery of shares of Common Stock to such Warrantholder upon the exercise of such Warrants and (ii) unless a Warrantholder shall have provided the Company, on or prior to the fifth Business Day prior to delivery of any shares of Common Stock pursuant to such exercise, with a BHC Ownership Certificate, as contemplated in Section 3.11, such Warrantholder shall be deemed to have represented to the Company and the Warrant Agent that Section 3.11 does not apply to the delivery of shares of Common Stock to such Warrantholder upon the exercise of such Warrants.”

(e)	The last sentence of the paragraph with the heading “FORM OF SETTLEMENT” in Exhibit A shall be amended to read:
“Notwithstanding the foregoing or any other provision hereof, no Warrantholder shall be entitled to receive shares of Common Stock in violation of the provisions of Section 3.10 or Section 3.11 of the Warrant Agreement, if applicable.”

(f)	In no event shall the Warrant Agent be responsible for tracking, or notifying the Company of, (i) any ownership limitations established by the foregoing terms, or (ii) any violations thereof.
2.    Effect of Amendment. The Company hereby represents and warrants to the Warrant Agent that this Amendment complies with the conditions set forth in Section 7.03 of the Agreement.

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3.    Effect on Warrant. Except as expressly amended hereby, the Warrant Agreement and the Warrants are and shall remain in full force and effect. On and after the date hereof, each reference in the Warrant Agreement and the Warrants to “this Warrant Agreement,” “Warrant Agreement,” “herein,” “hereof,” “hereunder,” “hereby” or words of similar import shall mean and be a reference to the Warrant Agreement as amended hereby as a whole and not to any particular provision of the Warrant Agreement. If and to the extent there are inconsistencies between the Warrant Agreement and this Amendment, the terms of this Amendment shall control.
4.    Applicable Law. The validity, interpretation and performance of this Amendment shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.
5.    Counterparts. This Amendment may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.
VOYA FINANCIAL, INC.

By:	/s/ Kevin Reimer
Name: Kevin Reimer

Title:	VP & Assistant Treasurer

By:	/s/ David S. Pendergrass
Name: David S. Pendergrass

Title:	SVP & Treasurer

[Signature Page to Amendment to Warrant Agreement]

Acknowledged and Agreed as of the day and year first above written:
COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A.
For both entities
By: /s/ Dan DeWeever
Name: Dan DeWeever
Title:    Product Director

[Signature Page to Amendment to Warrant Agreement]